UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    April 27, 2006

IA Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-15863	13-4037641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 N. Reo Street, Suite 300, Tampa, FL 33609

(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code) (813) 261-5157

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.01	Completion of Acquisition or Disposition of Assets.

On April 28, 2006, IA Global, Inc. received 92,000,000 Yen, or approximately $800,000 due on April 30, 2006 for the sale of its remaining common ownership interest in Rex Tokyo. The company will receive $300,000 on May 31, 2006 as repayment for its preferred shares and reimbursement of certain expenses incurred by the company on Rex Tokyo’s behalf. The remaining payment is guaranteed by Hiroyuki Ejima, the CEO of Rex Tokyo.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 27, 2006, GMB repaid the remaining 120,000,000 Yen, or $1,047,000 at current exchange rates, due to Global Hotline, Inc. on April 30, 2006 under Amendment 3 to the Senior Secured Promissory Note dated April 11, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IA Global, Inc.

(Registrant)

Dated: May 1, 2006

By:	/s/ Mark Scott

Mark Scott

President and Chief Financial Officer